Exhibit 10.21


                      First Amendment to Security Agreement
                      -------------------------------------

         This First Amendment to Security Agreement ("Amendment") is entered into as of the 24th day of January, 2001, by and between INTERNATIONAL KNIFE & SAW, INC., a Delaware corporation ("Borrower") and DEUTSCHE BANK AG, a German banking entity ("Bank").

         WHEREAS, Bank and Borrower entered into a certain Security Agreement dated as of January 24, 2001, whereby Borrower granted to Bank a security interest in the Collateral (as that term is defined therein); and

         WHEREAS, Bank and Borrower both desire to amend the Security Agreement.

         NOW, THEREFORE, Bank and Borrower agree as follows:

         1. Section 2.1 of the Security Agreement entitled "Security Interest of Bank" is hereby amended to add the following:

            (d) all of Borrower's shares and participation interest in IKS Klingelnberg GmbH

         2. The remaining terms, paragraphs and provisions of the Security Agreement shall remain in full force and effect and shall not be amended, modified or altered in any respect by this Amendment.

         IN WITNESS WHEREOF, Borrower and Bank have executed this Amendment by their duly authorized representatives as of the date first above written.

INTERNATIONAL KNIFE & SAW, INC.          DEUTSCHE BANK AG


By: /s/ William M. Schult                By: /s/ Wolfgang Jakobi and Eitel Lang
    --------------------------               ----------------------------------
Its: Chief Financial Officer             Its: Director and Director
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